Exhibit 99.1

FiveW Capital LLC

By: /s/ David Randall Winn
Name:  David Randall Winn
Title:  Managing Member                                                                                                                Date: 08/26/2020

FiveW DiscoverOrg LLC

By: /s/ David Randall Winn
Name:  David Randall Winn
Title:  Managing Member                                                                                                                Date: 08/26/2020